Exhibit 10.1

MICHAELS STORES, INC.

$800,000,000 7¾% Senior Notes due 2018

PURCHASE AGREEMENT

October 7, 2010

Deutsche Bank Securities Inc.

Banc of America Securities LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Initial Purchasers
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Michaels Stores, Inc., a Delaware corporation (the “Issuer”), will issue and sell to the several parties named in Schedule I hereto (each an “Initial Purchaser” and together, the “Initial Purchasers”) $800,000,000 aggregate principal amount of its 7¾% Senior Notes due 2018 (the “Securities”).  The Securities will be issued by the Issuer pursuant to an indenture, to be dated on or about October 21, 2010 (the “Indenture”), among the Issuer, the Guarantors (as defined herein) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

The Securities will be guaranteed (the “Guarantees”) on a senior unsecured basis by each of the guarantors listed on Annex A-1 hereto (together, the “Guarantors”).

The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date (as defined below), among the Issuer, the Guarantors and the Initial Purchasers, pursuant to which the Issuer and the Guarantors will agree to register under the Act and offer to exchange notes with terms identical to the Securities for the Securities, subject to the terms and conditions therein specified. Certain other terms used herein are defined in Section 17 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum, dated October 6, 2010 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Securities and the Guarantees, the terms of the offering of the Securities and certain information concerning the Issuer.  As used herein, “Pricing Disclosure Package” shall mean, the Preliminary Memorandum, as supplemented or amended by any supplement to the Preliminary Memorandum listed on Annex B hereto in the most recent form that has been prepared and delivered by the Issuer to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time when sales of the Securities were first made (the “Time of Sale”).  Promptly after the date hereof and in any event no later than the second Business Day following the date hereof, the Issuer will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex B hereto.  The Issuer hereby confirms that it has authorized the use of the Pricing Disclosure Package, Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.

The Securities are being issued to finance, in part, the Issuer’s cash tender offer (the “Tender Offer”) for any and all of its 10% Senior Notes due 2014 (the “2014 Notes”), any unpaid interest from the most recent interest payment date applicable to the 2014 Notes, the redemption of any 2014 Notes not tendered in the Tender Offer and the fees and expenses incurred in connection therewith.  The issuance of the Securities, the Tender Offer, the redemption of any 2014 Notes not tendered in the Tender Offer and the other related transactions described herein and in the Pricing Disclosure Package are collectively referred to as the “Transactions.”

1.             Representations and Warranties.  The Issuer and the Guarantors jointly and severally represent and warrant to each Initial Purchaser as follows as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) to both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made as of the Closing Date):

(a)           The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Time of Sale, the Pricing Disclosure Package does not, and on the Closing Date will not, and the Final Memorandum as of its date and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representation or warranty as to the information contained in or omitted from the Offering Memorandum, in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Initial Purchasers specifically for inclusion therein.  The Issuer has not distributed or referred to and will not distribute or refer to any written communication (as defined in Rule 405 of the Act) other than the Pricing Disclosure Package, the Final Memorandum and the investor presentation made orally to investors and simultaneously recorded on October 6, 2010 and the corresponding slide deck (the “Recorded Road Show”).  The Recorded Road Show when taken together with the Preliminary Offering Memorandum made available prior to the time the Recorded Road Show was made available to investors, did not, and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representation or warranty as to the information contained in or omitted from the Recorded Road Show, in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Initial Purchasers specifically for inclusion therein.

(b)           Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Issuer or any of its subsidiaries, or any of their respective Affiliates, or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(c)           Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Issuer or any of its subsidiaries or any of their respective Affiliates, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and the Issuer and each of its subsidiaries and each of their respective Affiliates and each person acting on their behalf have complied with the offering restrictions requirement of Regulation S.  Any sale of the Securities by the Issuer pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(d)           The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e)           Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, no registration under the Act of the Securities is required for the offer and sale of the Securities to the Initial Purchasers or by the Initial Purchasers to the initial purchasers therefrom, in each case in the manner contemplated herein, in the Pricing Disclosure Package and in the Final Memorandum and it is not necessary to qualify the Indenture under the Trust Indenture Act.  The Indenture, as of the Closing Date, will conform in all material respects to the requirements of an indenture which is qualified under the Trust Indenture Act.

(f)            None of the Issuer, the Guarantors or any of their respective subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Issuer’s securities.

(g)           None of the Issuer, the Guarantors or any of their respective subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(h)           None of the Issuer or any of its subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer or any of its subsidiaries to facilitate the sale or resale of the Securities.

(i)            Each of the Issuer and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Issuer and its subsidiaries, taken as a whole and after giving effect to the Transactions (a “Material Adverse Effect”).

(j)            As of the date hereof, the Issuer has no subsidiaries other than the entities list on Annex A-2 hereto.

(k)           As of July 31, 2010, on a pro forma basis, after giving effect to the consummation of the Transactions, the Issuer and its subsidiaries would have had the issued and outstanding capitalization as set forth in the Offering Memorandum under the heading “Capitalization” and all the outstanding membership interests or shares of capital stock, as applicable, of the Issuer and each of its subsidiaries have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Issuer either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than security interests, claims, liens, encumbrances and restrictions imposed in connection with the Issuer’s senior secured credit facilities or permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions).

(l)            (i) This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor; (ii) the Indenture, on the Closing Date and prior to the issuance of the Securities, will have been duly authorized, executed and delivered by the Issuer and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding instrument enforceable against the Issuer and each Guarantor in accordance with its terms (in each case subject, as to the enforcement of remedies, to the effects of (x) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (y) general principles of equity (whether considered in a proceeding in equity or at law) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); (iii) the Securities have been duly authorized by the Issuer and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture (subject to the Enforceability Limitations); and (iv) the Guarantees have been duly authorized by the Guarantors and when the Indenture has been executed and delivered, will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to the Enforceability Limitations).

(m)          On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) (including the related guarantees) will have been duly authorized by the Issuer and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, as issuer, and each of the Guarantors, as guarantor, enforceable against the Issuer and each of the Guarantors in accordance with their terms, subject to the Enforceability Limitations, and will be entitled to the benefits of the Indenture.

(n)           The Registration Rights Agreement, on the Closing Date and prior to the issuance of the Securities, will have been duly authorized by the Issuer and the Guarantors and, when executed and delivered by the Issuer and the Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will be the legally valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor (in each case subject to the Enforceability Limitations), provided that no representation as to enforceability is made with respect to the Section entitled “Indemnity and Contribution” therein.

(o)           The term “Transaction Documents” refers to this Agreement, the Registration Rights Agreement, the Securities and the Indenture (including the Guarantees).  Each of the Transaction Documents conforms in all material respects to the description thereof in the Offering Memorandum.

(p)           No consent, approval, authorization, filing with or order of any court or governmental agency or body in the United States or Canada is required in connection with the execution, delivery and performance of the Transaction Documents (including, without limitation, the issuance of the Securities), except such (i) as may be required under provincial securities or blue sky laws of any jurisdiction in which the Securities are offered and sold or (ii) as shall have been obtained or made prior to the Closing Date.

(q)           None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of the Guarantors pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of the Guarantors is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of the Guarantors or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent organizational document of the Issuer or any of the Guarantors.

(r)            The consolidated historical financial statements of the Issuer and its consolidated subsidiaries included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Issuer and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as noted therein); the selected historical financial data set forth under the captions “Offering Memorandum Summary— Summary Historical Financial and Operating Data” and “Selected Historical Consolidated Financial Data” in the Offering Memorandum fairly present in all material respects, on the basis stated in the Offering Memorandum, the information included therein.

(s)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their property is pending or, to the knowledge of the Issuer and the Guarantors, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto that is not part of the Pricing Disclosure Package).

(t)            Each of the Issuer and its subsidiaries owns or leases all such real properties as are necessary to the conduct of their respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(u)           None of the Issuer or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or its subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(v)           Ernst & Young LLP, who have audited certain financial statements of the Issuer and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements of the Issuer as of and for the year ended January 30, 2010 included in the Offering Memorandum, are independent auditors with respect to the Issuer within the applicable rules of the Public Company Accounting Oversight Board.

(w)          The Issuer and its subsidiaries have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto that is not part of the Pricing Disclosure Package) and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto that is not part of the Pricing Disclosure Package).

(x)            No labor problem or dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer and the Guarantors, is threatened, and the Issuer and the Guarantors are unaware of any existing labor problem or dispute that would reasonably be expected to have a Material Adverse Effect.

(y)           The Issuer and its subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(z)            After giving effect to the Transactions, no subsidiary of the Issuer or any Guarantor will be prohibited, directly or indirectly, from paying any dividends to the Issuer or any Guarantor or any other subsidiary (except as may be limited by applicable state corporation law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable law), from repaying to the Issuer or any Guarantor or any other subsidiary any loans or advances to such subsidiary from the Issuer or any Guarantor or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Issuer or any Guarantor or any other subsidiary of the Issuer or any Guarantor, except as described in the Offering Memorandum (exclusive of any amendment or supplement thereto that is not part of the Pricing Disclosure Package) or provided pursuant to the Issuer’s senior secured credit facilities.

(aa)         The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Issuer or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto that is not part of the Pricing Disclosure Package).

(bb)         The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)         The Issuer and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto that is not part of the Pricing Disclosure Package).

(dd)                          (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Issuer and/or one or more of its subsidiaries; (ii) each of the Issuer and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Issuer and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Issuer or any of its subsidiaries has incurred or, except as set forth or contemplated in the Final Memorandum, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA; except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ee)                            The Issuer and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Offering Memorandum to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Offering Memorandum, and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Issuer and its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Issuer and the Guarantors, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Issuer and the Guarantors, threatened action, suit, proceeding or claim by any third party challenging the Issuer’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Issuer’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of the Issuer and the Guarantors, threatened action, suit, proceeding or claim by any third party that the Issuer or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.

(ff)                                Neither the issuance, sale and delivery of the Securities and, when issued, the Guarantees, nor the application of the proceeds thereof by the Issuer as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same is in effect on the Closing Date.

(gg)                          To the knowledge of the Issuer, immediately after the consummation of the Transactions and the other transactions contemplated by this Agreement, (i) the fair value and present fair saleable value of the assets of the Issuer and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) the Issuer and its subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(hh)                          No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)                                  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority required under applicable law to be paid in connection with the execution and delivery of this Agreement, the Indenture or the Registration Rights Agreement, the issuance or sale hereunder by the Issuer of the Securities, or the issuance by the Guarantors of the Guarantees.

(jj)                                  The legality, validity, enforceability or admissibility into evidence of any of the Pricing Disclosure Package, Offering Memorandum, this Agreement, the Securities, the Guarantees, the Indenture or the Registration Rights Agreement in any jurisdiction in which Michaels of Canada, ULC (the “Foreign Guarantor”) is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(kk)                            It is not necessary under the laws of any jurisdiction in which the Foreign Guarantor is organized or does business that any of the holders of the Securities be licensed, qualified or entitled to carry on business in any such jurisdiction by reason only of the execution, delivery, performance or enforcement of any of this Agreement, the Securities, the Guarantees, the Indenture or the Registration Rights Agreement.

(ll)                                  The Foreign Guarantor has the power to submit and has taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”).

(mm)                      A holder of Securities, the Trustee under the Indenture and each Initial Purchaser are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of the Foreign Guarantor for the enforcement of their respective rights under this Agreement, the Securities, the Guarantees, the Indenture and the Registration Rights Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than (a) the requirement to be extra-provincially registered or to obtain a license, certificate or similar instrument or (b) the requirement to post a bond, security or guarantee with respect to court costs and legal fees.

(nn)                          Subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for the Foreign Guarantor, the courts of the jurisdiction of formation and domicile of the Foreign Guarantor will recognize and enforce a judgment obtained against the Foreign Guarantor in a New York Court in an action arising out of or in connection with this Agreement, the Securities, the Guarantees, the Indenture or the Registration Rights Agreement, in each case, without reconsidering the merits thereof.

Any certificate signed by any officer of the Issuer, the Guarantors or their respective subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities and, when issued, the Guarantees, shall be deemed a joint and several representation and warranty by each of the Issuer, the Guarantors and their respective subsidiaries, as to matters covered thereby, to each Initial Purchaser.

2.                                       Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.512% of the principal amount thereof, plus accrued interest, if any, from October 21, 2010 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.                                       Delivery and Payment.  Delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 9:00 A.M. New York City time on October 21, 2010 or at such time on such later date not more than three Business Days after the foregoing date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchasers shall otherwise instruct.

4.                                       Offering by Initial Purchasers.

(a)                                  Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)                                 Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer and the Guarantors, that:

(i)                                     it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A)                              to those persons whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or if any such person is buying for one or more institutional accounts for which such person is acting as a fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions in accordance with Rule 144A or

(B)                                in accordance with Rule 903 of Regulation S;

(ii)                                  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(iii)                               in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv)                              neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)                                 it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Issuer;

(vi)                              it and its Affiliates and any person acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S;

(vii)                           at or prior to the confirmation of sale of Securities sold in reliance of Regulation S (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or

Rule 144A under the Act.  Terms used in this paragraph have the meanings given to them by Regulation S;”

(viii)                        in relation to each Member State (each, a “Relevant Member State”) of the European Economic Area that has implemented the Prospectus Directive (as defined below) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public (as defined below) in that Relevant Member State prior to the publication of a prospectus in relation to the Securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (C) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive;  For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State;

(ix)                                it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (“FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(x)                                   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(xi)                                it is an institutional “accredited investor” (as defined in 501(a) of Regulation D).

5.                                       Agreements.  The Issuer and the Guarantors agree, jointly and severally, in each case with each Initial Purchaser as follows:

(a)                                  The Issuer will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Pricing Disclosure Package and Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)                                 The Issuer and the Guarantors will not make any amendment or supplement to the Pricing Disclosure Package and Final Memorandum or otherwise distribute or refer to any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) that shall be reasonably disapproved by Deutsche Bank Securities Inc. (“DBSI”) after reasonable notice thereof.

(c)                                  (1) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by DBSI, but in no event more than 180 days after the date hereof), any event occurs as a result of which, in the opinion of counsel for the Initial Purchasers, or counsel for the Issuer, it is necessary to amend or supplement the Final Memorandum, as then amended or supplemented, (i) in order that the Final Memorandum would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) comply with applicable law, the Issuer will promptly (A) notify DBSI of any such event; (B) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented or the Recorded Road Show would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package or the Recorded Road Show so that any of the Pricing Disclosure Package or the Recorded Road Show, as the case may be, will comply with applicable law, the Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or the Recorded Road Show as may be necessary so that the statements in any of the Pricing Disclosure Package or the Recorded Road Show as so amended or supplemented do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Issuer will assist the Initial Purchasers in arranging, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions in the United States as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in any jurisdiction.  The Issuer will promptly advise the Initial Purchasers of the receipt by it or the Guarantors of any notification with respect to the suspension of the qualification of the Securities or the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)                                  During the period from the Closing Date until one year after the Closing Date, the Issuer will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them except for Securities resold in a transaction registered under the Act.

(f)                                    The Issuer, the Guarantors and their Affiliates and any person acting on their behalf will not make offers or sales of any security (as defined in the Act), or solicit offers to buy any security, under circumstances that could be integrated with the sale of the Securities in a manner that would reasonably be expected to require the registration of the Securities under the Act.

(g)                                 Except in connection with the Exchange Offer (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Issuer and its Affiliates and any person acting on their behalf will not engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h)                                 So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Issuer and its subsidiaries will, unless they become subject to and comply with Section 13 or 15(d) of the Exchange Act or file the periodic reports contemplated by such provisions pursuant to the terms of the Indenture, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act (it being acknowledged and agreed that, prior to the first date on which information is required to be provided under the Indenture, the information contained in the Final Memorandum is sufficient for this purpose).

(i)                                     The Issuer and its Affiliates and any person acting on their behalf will not, engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S.  Terms used in this paragraph have the meanings given to them by Regulation S.

(j)                                     The Issuer will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k)           The Issuer, the Guarantors and their Affiliates will not for a period of 60 days following the Closing Date, without the prior written consent of a majority in interest of the Initial Purchasers, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, any of the Guarantors or any of their respective Affiliates or any person in privity with the Issuer, any of the Guarantors or any of their respective Affiliates), directly or indirectly, or announce the offering of, any capital markets debt securities issued or guaranteed by the Issuer or any of the Guarantors (other than the Securities and the Guarantees).

(l)            The Issuer and the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters:  (i) the fees of the Trustee (and its counsel); (ii) the preparation, printing or reproduction of the Pricing Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Pricing Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery, any blue sky memorandum to investors in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the approval of the Securities for book-entry transfer by DTC; (viii) the “roadshow” and any other meetings with prospective investors in the Securities; (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) of the Issuer; (x) the rating of the Securities by rating agencies; and (xi) all other costs and expenses incident to the performance by the Issuer of their obligations hereunder.

(m)          The Issuer will use the proceeds from the sale of the Securities in the manner described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds.”

(n)           The Issuer and the Guarantors jointly and severally acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to or an agent of the Issuer, any of the Guarantors or any other person.  Additionally, no Initial Purchaser is advising the Issuer, any of the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Issuer or any of the Guarantors with respect thereto. Any review by the Initial Purchasers of the Issuer and the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuer or any of the Guarantors.

6.             Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy of such representations and warranties in all respects) of the Issuer and the Guarantors contained herein at the Time of Sale and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions:

(a)           The Issuer shall have requested and caused (i) Ropes & Gray LLP, counsel for the Issuer and those Guarantors organized or incorporated in the State of Delaware, to furnish to the Initial Purchasers an opinion and letter dated the Closing Date and substantially in the form of Exhibit A, (ii) Troutman Sanders LLP, Virginia counsel for the Issuer and Michaels Stores Card Services, LLC, to furnish to the Initial Purchasers an opinion dated the Closing Date and substantially in the form of Exhibit B-1 and (iii) McInnes Cooper, Nova Scotia counsel for the Issuer and the Foreign Guarantor, to furnish to the Initial Purchasers an opinion letter dated the Closing Date and substantially in form of Exhibit B-2.

(b)           The Initial Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion letter and advice letter, each dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, Pricing Disclosure Package and the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c)           The Issuer shall have furnished to the Initial Purchasers a certificate, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Issuer and the Guarantors, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Pricing Disclosure Package and the Final Memorandum, any amendment or supplement to the Pricing Disclosure Package and the Final Memorandum and this Agreement and that:

(i)      the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct in all material respects at the Time of Sale and on the Closing Date, and the Issuer and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)     since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)           The Issuer shall have requested and caused Ernst & Young LLP to furnish to the Initial Purchasers a “comfort” letter, (i) at and dated as of the date hereof with respect to the Pricing Disclosure Package and (ii) in bring-down form at and dated as of the Closing Date with respect to the Final Memorandum, each such letter in form and substance reasonably satisfactory to the Initial Purchasers, confirming that they are independent auditors within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Pricing Disclosure Package and Final Memorandum, as applicable, including any amendment or supplement thereto at the date of the applicable letter.

(e)           Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Final Memorandum, there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of the Issuer and its subsidiaries, taken as a whole and after giving effect to the Transactions, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum, the effect of which is, or would reasonably be expected to become, in the judgment of a majority in interest of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Memorandum.

(f)            At the Closing Date, the Issuer, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed thereof.

(g)           At the Closing Date, the Issuer and the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed thereof.

(h)           Subsequent to the date hereof, there shall not have been any decrease in the rating of the Securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)            Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request, as set forth in the closing memorandum relating to the Transactions.

(j)            Prior to the Closing Date, the Issuer and the Guarantors shall have taken all action reasonably required to be taken by them to have the Securities declared eligible for clearance and settlement through The Depository Trust Company.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

The documents required to be delivered by this Section 6 will be available for inspection at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, on the Business Day prior to the Closing Date.

7.             Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, including as described in Section 9 hereof, the Issuer and the Guarantors will, jointly and severally, reimburse the Initial Purchasers on behalf of the Initial Purchasers on demand for all reasonable expenses (including reasonable fees and disbursements of Cahill Gordon & Reindel LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Issuer and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers and Affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, Recorded Road Show (when taken together with the Preliminary Offering Memorandum) or Final Memorandum or in any amendment or supplement thereto or in any other written communication by the Issuer or a Guarantor that constitutes an offer to sell or a solicitation of an offer to buy the Securities or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, Recorded Road Show or Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Initial Purchaser specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Issuer and the Guarantors may otherwise have.  The Issuer and the Guarantors shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer which consent shall not be unreasonably withheld.

(b)           Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless (i) the Issuer and the Guarantors, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Issuer or any of the Guarantors, and (iii) the directors and officers of the Issuer and the Guarantors, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuer by or on behalf of such Initial Purchaser specifically for inclusion in the Pricing Disclosure Package, the Recorded Road Show or the Final Memorandum (or in any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.  The Issuer acknowledges that the ninth paragraph under the heading “Private Placement” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Pricing Disclosure Package, the Recorded Road Show or the Final Memorandum.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except as provided in paragraph (d) below.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  Any such separate firm for any Initial Purchaser, its Affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by DBSI and any such separate firm for the Issuer or any of the Guarantors and any control persons of the Issuer or any of the Guarantors shall be designated in writing by the Issuer.  In the event that any Initial Purchaser, its Affiliates, directors and officers or any control persons of such Initial Purchaser are indemnified parties collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 8(c), and any such Initial Purchaser, its Affiliates, directors and officers or any control persons of such Initial Purchaser cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified parties shall be designated in writing by DBSI.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Issuer and the Guarantors, jointly and severally on the one hand, and the Initial Purchasers, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or any Guarantor, on the one hand, or the Initial Purchasers, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances.  The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8, in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities related to the Losses purchased by such Initial Purchaser hereunder. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.  For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuer or any Guarantor within the meaning of either the Act or the Exchange Act and the respective officers and directors of the Issuer and the Guarantors shall have the same rights to contribution as the Issuer and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities set forth in Schedule I hereto, the Issuer shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Initial Purchasers to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the principal amount thereof upon such terms herein set forth.  If, however, the Issuer shall not have completed such arrangements within 36 hours after such default and the principal amount of unpurchased Securities exceeds 10% of the principal amount of Securities to be purchased on such date, then this Agreement will terminate without liability as to the Securities to any non-defaulting Initial Purchaser or the Issuer.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers shall determine are necessary in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of a majority in interest of the Initial Purchasers, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities generally on the New York Stock Exchange or the NASDAQ Stock Market shall have been suspended or materially limited or minimum prices shall have been established on such exchange or the NASDAQ Stock Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of a majority in interest of the Initial Purchasers, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Pricing Disclosure Package and the Final Memorandum.

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Issuer and the Guarantors or, with respect to Sections 5(c), (f), (g) and (i) hereof, their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuer or any Guarantor, or any of the indemnified parties referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt and, if sent to the Initial Purchasers, will be mailed, delivered or faxed to Deutsche Bank Securities Inc. (fax no.: (212) 797-4564 and confirmed to 60 Wall Street, New York, New York 10005), Attention: Legal Department; or, if sent to the Issuer or the Guarantors, will be mailed, delivered or faxed c/o Chief Financial Officer (fax no.:  (972) 409-1901 and confirmed to it at 8000 Bent Branch Drive, Irving TX 75063 Attention:  General Counsel (fax no.: (972) 409-1965).  The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by DBSI.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and at and after the Closing Date, the Issuer and the Guarantors and their respective successors and the indemnified parties referred to in Section 8 hereof and their respective successors and no other person will have any right or obligation hereunder.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

14.           Applicable Law; Waiver of Jury Trial; Submission to Jurisdiction; Judgment Currency.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.  Any proceeding related to this Agreement or the transactions contemplated hereby shall be exclusively commenced, prosecuted or continued in any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and the Issuer and the Guarantors hereby consent to the jurisdiction of such courts and personal service with respect thereto.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, DBSI could purchase (and remit in New York City) dollars with such other currency on the Business Day preceding that on which final judgment is given.  The obligations of the Issuer and the Guarantors in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following its receipt of any sum adjudged to be so due in such other currency, DBSI may, in accordance with normal banking procedures, purchase (and remit in New York City) dollars with such other currency; if the dollars so purchased and remitted are less than the sum originally due any Initial Purchaser or any indemnified party in dollars, the Issuer and the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant payee against such loss, and if the dollars so purchased exceed the sum originally due in dollars, such excess shall be remitted to the payor.

15.           Counterparts.  This Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

16.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Initial Purchasers.

Very truly yours,

MICHAELS STORES, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Office and Chief
Financial Officer

AARON BROTHERS, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	President, Chief Administrative Officer
and Chief Financial Officer

ARTISTREE, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer and
Chief Financial Officer

MICHAELS FINANCE COMPANY, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	President, Chief Administrative Officer
and Chief Financial Officer

MICHAELS STORES PROCUREMENT COMPANY, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer and Chief
Financial Officer

[Signature Page to Purchase Agreement]

MICHAELS OF CANADA, ULC

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer and Chief
Financial Officer

MICHAELS STORES CARD SERVICES, LLC

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	President, Chief Administrative Officer
and Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

By: Deutsche Bank Securities Inc.

For itself, and the other several
Initial Purchasers named
in Schedule I to the foregoing Agreement

By:	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Managing Director

By:	/s/ Kevin M. Sherlock
Name: Kevin M. Sherlock
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities To Be Purchased

Deutsche Bank Securities Inc.	$180,000,000
Banc of America Securities LLC	124,000,000
Barclays Capital Inc.	124,000,000
Credit Suisse Securities (USA) LLC	124,000,000
J.P. Morgan Securities LLC	124,000,000
Wells Fargo Securities, LLC	124,000,000
Total	$800,000,000

ANNEX A-1

Aaron Brothers, Inc., a Delaware corporation

Artistree, Inc., a Delaware corporation
Michaels Finance Company, Inc., a Delaware corporation
Michaels Stores Procurement Company, Inc., a Delaware corporation
Michaels of Canada, ULC, a Nova Scotia unlimited liability company
Michaels Stores Card Services, LLC, a Virginia limited liability company

ANNEX A-2

Aaron Brothers, Inc.

Aaron Brother Card Services, LLC

Artistree, Inc.

Canada Artistree, Inc.
Michaels Finance Company, Inc.
Michaels Stores Procurement Company, Inc.
Michaels of Canada, ULC
Michaels Stores Card Services, LLC

ANNEX B

Preliminary Offering Memorandum Supplements

1.             Pricing Supplement dated October 7, 2010.